                                                                   EXHIBIT 10.15

                                                      CERTAIN CONFIDENTIAL
                                                      TREATMENT CONTAINED IN
                                                      THIS DOCUMENT, MARKED BY
                                                      BRACKETS AND DENOTED BY AN
                                                      ASTERISK, HAS BEEN OMITTED
                                                      AND FILED SEPARATELY WITH
                                                      THE SECURITIES AND
                                                      EXCHANGE COMMISSION
                                                      PURSUANT TO 17 C.F.R.
                                                      SECTIONS 200.80(b)(4),
                                                      200.83 and SECTION
                                                      230.406.


                   SOFTWARE LICENSE AND DEVELOPMENT AGREEMENT

This Software License Agreement (the "Agreement") is entered into this 24th day of November, 1993 (the "Effective Date"), by and between QUALCOMM Incorporated, a Delaware corporation, with its principal place of business at 6455 Lusk Boulevard, San Diego, California 92121 ("QUALCOMM"), and Coral Systems, Inc., a Colorado corporation, with its principal place of business at 1500 Kansas Avenue, Longmont, Colorado 80501 ("Coral"), with regard to the following facts:

                                    RECITALS

WHEREAS, QUALCOMM has developed and is in the process of developing certain software for use in wireless telecommunications applications;

WHEREAS, Coral has developed certain software known as Home Location Register
(HLR) software which provides seamless roaming capabilities for wireless telecommunications applications;

WHEREAS, in accordance with the terms of this Agreement, QUALCOMM desires to obtain the rights to use Coral's HLR software and related design documentation, to modify and enhance portions of such software, and to create derivative works based on such software and documentation;

WHEREAS, Coral agrees to grant QUALCOMM such rights to such HLR software and software documentation in accordance with the terms of this Agreement;


                                   AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, QUALCOMM and Coral agree as follows:

1.   DEFINITIONS.

The following capitalized terms shall have the meanings ascribed to them below:

"HLR Software" means the source code of Release 1.0 of the Home Location Register software application owned and developed by Coral which provides seamless roaming capabilities in wireless telecommunications systems in compliance with Revision A of the Telecommunications Industry Association TR45.2 Committee's specifications entitled "Cellular Radio-Telecommunications Intersystem Operations". The HLR Software shall not include any third party software or hardware applications.





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
"Software Documentation" means the documentation created by Coral for the HLR Software, as listed in Exhibit A attached hereto.

2.   GRANT OF LICENSES; DELIVERY.

     2.1 License for Software. Subject to the terms of this Agreement, Coral hereby grants to QUALCOMM a personal, non-exclusive, non-transferable, fully paid, royalty free, perpetual and irrevocable license (a) to use and reproduce the HLR Software for the sole purpose of developing software on behalf of QUALCOMM ("QUALCOMM Software") by, as examples and not by way of limitation (i) emulating in such QUALCOMM Software the structure, sequence and/or organization of the HLR Software, (ii) creating derivative works based on the HLR Software or otherwise modifying, translating, adapting and/or enhancing the HLR Software, and/or (iii) incorporating into such QUALCOMM Software any portion or portions of the HLR Software and/or any such derivative work; provided however, that in no event shall the QUALCOMM Software contain more than ten percent (10%) of the total code of the HLR Software as delivered to QUALCOMM hereunder, and (b) to sublicense any of such QUALCOMM Software (including the portions of the HLR Software incorporated herein) to any other parties for any wireless telecommunications systems or applications based in whole or in part on QUALCOMM's Code Division Multiple Access technology.

     QUALCOMM will notify Coral of the completion of the initial release of the QUALCOMM Software within a reasonable period of time and shall provide a written certification to Coral stating that the QUALCOMM Software does not contain more than ten percent (10%) of the total code of the HLR Software.

     2.2 License for Documentation. In addition to the license granted in Section 2.1 above, Coral hereby grants to QUALCOMM the personal, non-exclusive, non-transferable, fully paid, perpetual and irrevocable license to copy, use, adapt, translate, enhance and modify the Software Documentation and the information contained therein, to create derivative works based thereon and to distribute any such derivative works to any other parties.

     2.3 Delivery. Coral shall deliver to QUALCOMM the complete hard copies of the HLR Software and electronic copies of the Software Documentation on or before November 30, 1993.

3.   WARRANTIES.

     3.1 Ownership. Coral represents and warrants to QUALCOMM that it owns the HLR Software and the Software Documentation and that it has the full right and ability to grant the licenses granted in this Agreement.





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
                                                CONFIDENTIAL TREATMENT REQUESTED


Further, Coral represents and warrants to QUALCOMM that the HLR Software and Software Documentation is Coral's original work and has not been copied or derived from any work of any third party.

     3.2 No Infringement. Coral represents and warrants to QUALCOMM that the HLR Software and Software Documentation do not and will not infringe any patent, copyright, trade secret or other intellectual property right of any third party. Further, Coral represents and warrants to QUALCOMM that no claim or action relating to the infringement of any patent, copyright, trademark, or other intellectual property right has been made or is pending or, to the best of Coral's knowledge, threatened against Coral with respect to the HLR Software or the Software Documentation.

     3.3 Absence of Malicious Components. Coral represents and warrants to QUALCOMM that, to the best of Coral's knowledge, the HLR Software does not contain and will not contain any malicious component (e.g., software virus, software worm, software time bomb, or similar component) which could damage, destroy, or alter software, firmware, or hardware or which could in any manner reveal, damage, destroy, or alter any data or other information accessed through or processed by any software developed from the Software Documentation. Coral shall immediately advise QUALCOMM, in writing, upon reasonable suspicion or actual knowledge of any of such conditions.

     3.4 Limitation of Warranties. Other than the warranties provide in Sections 3.1, 3.2 and 3.3 above, CORAL MAKES NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.   LICENSE FEES.

In consideration for the licenses granted to QUALCOMM under Section 2 above and the delivery of the HLR Software and Software Documentation, QUALCOMM shall pay
to Coral the sum of [                      *                     ] (the "License
Fee") within ten (10) days after QUALCOMM receives complete hard copies of the HLR Software and the Software Documentation.

5.   OWNERSHIP.

     5.1 Coral. The HLR Software and the Software Documentation and all patents, copyrights and other intellectual property rights contained or embodied in any of the foregoing shall be and remain the property of Coral. Except as expressly provided in this Agreement, nothing herein shall be





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
construed to transfer or assign to QUALCOMM any right, title or interest therein.

     5.2 QUALCOMM. Notwithstanding any other provision of this Agreement, any and all QUALCOMM Software (except for those portions of the source code of the HLR Software which are reproduced in substantially their original form in the QUALCOMM Software); any modifications, translations, adaptations and enhancements of the HLR Software or the Software Documentation which are developed by or on behalf of QUALCOMM; any and all derivative works created by QUALCOMM which are based on, or incorporate portions of, the HLR Software and/or the Software Documentation, and all patents, copyrights and other intellectual property rights contained or embodied in any of the foregoing shall be and remain the property of QUALCOMM.

6.   CONFIDENTIALITY.

QUALCOMM shall protect the HLR Software and Software Documentation in its possession from unauthorized use or disclosure to any third party with at least the same level of effort as QUALCOMM has in effect with respect to its other proprietary computer programs or information, but in no event shall QUALCOMM exercise less than reasonable care. All tangible materials containing any HLR Software or Software Documentation, other than QUALCOMM Software developed in accordance with Section 2.1 above, shall be marked as "proprietary" and shall contain appropriate copyright notices, and QUALCOMM shall not remove, obliterate, or alter such notices. Notwithstanding the foregoing, QUALCOMM agrees that it will place on any QUALCOMM Software which incorporates portions of the original code of the HLR Software an appropriate copyright notice indicating Coral's rights in such HLR Software.

7.   PUBLICITY.

The parties agree to jointly issue a press release announcing this Agreement shortly after the Effective Date. Such press release shall be subject to review and approval by both QUALCOMM and Coral prior to dissemination.

8.   INDEMNIFICATION.

     8.1 Coral Indemnification. Coral agrees to indemnify, defend and hold QUALCOMM harmless from and against any claims, actions, losses, expenses, liabilities, damages and costs, including reasonable attorneys' fees, arising out of or relating to infringement by the HLR Software, the Software Documentation, or any portion thereof, of any patent, copyright, trademark, trade secret, or other intellectual property rights of any other party.





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
     8.2 Indemnification Procedures. In the event that QUALCOMM desires to make a claim for indemnification in accordance with Section 8.1 above, QUALCOMM shall (a) provide written notification of any claim for which indemnity is sought within (30) days after becoming aware of such claim; (b) cooperate in the defense of such claim, with each party bearing its respective costs of such cooperation; and (c) receive the prior written approval of Coral of any settlement or offer of settlement made to the party seeking indemnification, which approval shall not be unreasonably withheld, and, if approved, Coral shall pay the amount of such settlement.

     8.3 Limitation of Liability. IN NO EVENT SHALL CORAL BE LIABLE OR RESPONSIBLE FOR ANY DAMAGES UNDER THE FOREGOING INDEMNIFICATION IN EXCESS OF THE LICENSE FEES PAID TO CORAL UNDER THIS AGREEMENT.

9.   DISCLAIMER OF INDIRECT DAMAGES.

Neither party shall be liable to the other party hereto or to any other company or entity for any incidental, consequential, or any other indirect loss or damage, including without limitation loss of profits, arising out of this Agreement or any obligation resulting herefrom or the use of any intellectual property received hereunder, whether in an action for or arising out of breach of contract, tort, or any other cause of action.

10.  NOTICES.

Any notice, demand, acknowledgment, or other communication made or given by either party in accordance with this Agreement shall be in writing, and sent via facsimile (with confirmation) or by registered or certified mail, return receipt requested, or by courier service and addressed to the other party at its address as set forth below (or any other address of which the other party is notified in accordance with this Section):

If to Coral:                           Coral Systems, Inc.
                                       1500 Kansas Avenue
                                       Longmont, CO  80501
                                       Attention:  Eric Johnson

                                       Fax:  (303) 772-8230

                      With a copy to:  Howard Kaushansky

If to QUALCOMM:                        QUALCOMM Incorporated
                                       6455 Lusk Boulevard
                                       San Diego, CA  92121-1617
                                       Attention:  Chief Operating Officer





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
                                  Fax:  (619) 658-2500

                 With a copy to:  Attention:  Legal Department
                                  Fax:  (619) 658-2503

11.  GENERAL PROVISIONS.

     11.1 Governing Law. This Agreement and all disputes and related issues shall be interpreted under and governed by the laws of the State of California.

     11.2 Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach or validity hereof shall be settled by arbitration in accordance with the arbitration rules of the American Arbitration Association (the "AAA Rules"). For any such arbitration, there shall be one (1) arbitrator, who shall be selected in accordance with the AAA Rules. The arbitration shall be governed by California law. Judgment upon the award rendered in any such arbitration shall be final and may be entered in any court having jurisdiction thereof.

     11.3 Force Majeure. Other than the obligation to pay money hereunder, neither party shall be liable for the failure to perform any obligation under this Agreement where such failure is due to fire, flood, labor dispute, natural calamity, or acts of governments or if such causes are otherwise beyond the reasonable control of such party.

     11.4 Unenforceability. If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable or contrary to any applicable law or regulation, such provision shall be considered deleted and the remainder of this Agreement shall continue in full force and effect. In the event that the unenforceable provision is an essential element of the agreement between the parties hereto, the parties shall promptly negotiate a reasonable replacement provision consistent with such laws or regulations.

     11.5 No Assignment. This Agreement is not assignable by either party without the prior written consent of the other party, except that this Agreement may be assigned to a controlled subsidiary of the assigning party, provided that the assigning party guarantees performance by such controlled subsidiary. An "assignment" includes any merger, consolidation, spin-off, split-off, or sale of all or substantially all of the assets of a party hereto.

     11.6 Attorneys' Fees. In the event that litigation is necessary to interpret or enforce this Agreement, the most prevailing party, as determined by the





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
court, shall be entitled to recover, along with any award or judgment, its fees and costs, including reasonable attorneys' fees.

     11.7 Independent Contractor Relationship. The relationship between the parties under this Agreement is that of independent contractors, and neither party is an employee or agent of the other party. Neither party is authorized or empowered to act as an agent for the other party, nor to transact business, incur obligations or bill goods in the other party's name or for the other party's account. Neither party shall in any way be bound by any acts, representations, or conduct of the other party to any third party.

     11.8 Hiring Restrictions. For a period of one (1) year after the date of this Agreement, neither party shall be permitted to recruit or attempt to hire or retain any employees or independent contractors engaged by the other and may not, without the prior written consent of the other party, hire any employee or independent contractor employed or retained by such other party, until three months after such individual leaves the employ of or is no longer retained by, such company.

     11.9 Amendment; Non-Waiver. This Agreement may only be amended by a writing executed by authorized representatives of both parties. The failure or delay of any party to exercise any right or remedy hereunder shall not constitute a waiver of such right or remedy, and the express waiver of any right or remedy shall not constitute a waiver of any other or future right or remedy.

     11.10 Entire Agreement. This Agreement, together with all exhibits attached hereto, which are incorporated herein by this reference, constitutes the entire agreement between the parties and supersedes all prior negotiations, representations and agreements between the parties with respect to the subject matter hereof.





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
IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the Effective Date.


                                        QUALCOMM INCORPORATED

                                        By:  /s/ RICHARD P. SULPIZIO
                                           --------------------------------
                                                 Richard P. Sulpizio
                                                 Chief Operating Officer


                                        CORAL SYSTEMS, INC.

                                        By:  /s/ ERIC A JOHNSON
                                           --------------------------------
                                                 Eric A. Johnson
                                                 President and CEO





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
                                                CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT A

                             SOFTWARE DOCUMENTATION

CS93-HLR001                       [                    *                    ]
CS93-HLR002                       [                    *                    ]
CS93-HLR003                       [                    *                    ]
CS93-HLR004                       [                    *                    ]
CS93-HLR005                       [                    *                    ]
CS93-HLR006                       [                    *                    ]
CS93-HLR007                       [                    *                    ]
CS93-HLR008                       [                    *                    ]
CS93-HLR009                       [                    *                    ]
CS93-HLR010                       [                    *                    ]
CS93-HLR011                       [                    *                    ]
CS93-HLR012                       [                    *                    ]
CS93-HLR013                       [                    *                    ]
CS93-HLR014                       [                    *                    ]
CS93-HLR015                       [                    *                    ]
CS93-HLR016                       [                    *                    ]
CS93-HLR017                       [                    *                    ]
CS93-HLR018                       [                    *                    ]
CS93-HLR019                       [                    *                    ]
CS93-HLR020                       [                    *                    ]
CS93-HLR021                       [                    *                    ]
CS93-HLR022                       [                    *                    ]
CS93-HLR023                       [                    *                    ]
CS93-HLR024                       [                    *                    ]
CS93-HLR025                       [                    *                    ]
CS93-HLR026                       [                    *                    ]

CS93-HLR031                       [                    *                    ]
CS93-HLR032                       [                    *                    ]
CS93-HLR033                       [                    *                    ]




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